Contact:     Pete Bakel      Resource Center: 1-800-232-6643
    202-752-2034                                     Exhibit 99.1
Date:    February 14, 2025

Fannie Mae Reports Net Income of $17.0 Billion for 2024 and
$4.1 Billion for Fourth Quarter 2024

•	$17.0 billion annual net income and $4.1 billion fourth quarter 2024 net income, with net worth reaching $94.7 billion as of December 31, 2024
“Fannie Mae concluded the year with a strong quarter, generating net income of $4.1 billion, and $17.0 billion for the year. In 2024, we grew our net worth to nearly $95 billion, continued to build our regulatory capital, and carried out our mission. Our strong results were driven by guaranty fee income, consistent with the transformation of our business model that began well over a decade ago. For the year, we provided $381 billion in liquidity to the U.S. housing market, helping 1.4 million households buy, refinance, or rent a home.”

Priscilla Almodovar
President and Chief Executive Officer

•	$381 billion in liquidity provided in 2024, which enabled the financing of approximately 1.4 million home purchases, refinancings, and rental units

•	Acquired approximately 778,000 single-family purchase loans, of which approximately half were for first-time homebuyers, and approximately 204,000 single-family refinance loans during 2024

•
Financed approximately 420,000 units of multifamily rental housing in 2024; a significant majority were affordable to households earning at or below 120% of area median income, providing support for both workforce and affordable housing

•	Home prices grew 5.8% on a national basis in 2024 according to the Fannie Mae Home Price Index

•	The U.S. weekly average 30-year fixed-rate mortgage rate increased from 6.61% as of the end of 2023 to 6.85% as of the end of 2024

Q4 and Full Year 2024 Key Results

$94.7 Billion Net Worth	$381 Billion Supporting Housing Activity

Increase of $17.0 billion in 2024	SF Home Purchases	SF Refinancings	MF Rental Units

$4.1 Billion Net Income for Q4 2024	Serious Delinquency Rates

Increase of $86 million compared with third quarter 2024	Single-Family SDQ Rate	Multifamily SDQ Rate

Fourth Quarter and Full Year 2024 Results	1

Summary of Financial Results

(Dollars in millions)	2024	2023	Variance	% Change	Q424	Q324	Variance	% Change
Net interest income	$28,748	$28,773	$(25)	— %*	$7,182	$7,275	$(93)	(1)%
Fee and other income	321	275	46	17%	115	66	49	74%
Net revenues	29,069	29,048	21	— %*	7,297	7,341	(44)	(1)%
Benefit (provision) for credit losses	186	1,670	(1,484)	(89)%	(321)	27	(348)	NM
Fair value gains (losses), net	1,821	1,304	517	40%	842	52	790	NM
Investment gains (losses), net	(38)	(53)	15	28%	(10)	12	(22)	NM
Non-interest expense:
Administrative expenses(1)	(3,619)	(3,445)	(174)	(5)%	(947)	(884)	(63)	(7)%
Legislative assessments(2)	(3,766)	(3,745)	(21)	(1)%	(949)	(948)	(1)	— %*
Credit enhancement expense(3)	(1,641)	(1,512)	(129)	(9)%	(406)	(411)	5	1%
Change in expected credit enhancement recoveries	194	(193)	387	NM	5	89	(84)	(94)%
Other expenses, net(4)	(937)	(1,118)	181	16%	(332)	(225)	(107)	(48)%
Total non-interest expense	(9,769)	(10,013)	244	2%	(2,629)	(2,379)	(250)	(11)%
Income before federal income taxes	21,269	21,956	(687)	(3)%	5,179	5,053	126	2%
Provision for federal income taxes	(4,291)	(4,548)	257	6%	(1,049)	(1,009)	(40)	(4)%
Net income	$16,978	$17,408	$(430)	(2)%	$4,130	$4,044	$86	2%
						4,047
Total comprehensive income	$16,975	$17,405	$(430)	(2)%	$4,127	$4,047	$80	2%
Net worth	$94,657	$77,682	$16,975	22%	$94,657	$90,530	$4,127	5%
NM - Not meaningful
* Represents less than 0.5%
(1) Consists of (1) salaries and employee benefits, and (2) professional services, technology and occupancy expenses.
(2) Consists of TCCA fees, affordable housing allocations and FHFA assessments.
(3) Consists of costs associated with freestanding credit enhancements, which primarily include the company’s Connecticut Avenue Securities® (“CAS”) and Credit Insurance Risk TransferTM programs, enterprise-paid mortgage insurance, and certain lender risk-sharing programs.

(4) Consists of debt extinguishment gains and losses, expenses associated with legal claims, foreclosed property income (expense), gains and losses from partnership investments, loan subservicing costs, and servicer fees paid in connection with certain loss mitigation activities.

Key Highlights

•
Net income of $17.0 billion for 2024 driven by strong revenues, bringing the company’s net worth to $94.7 billion as of December 31, 2024.
•$29.1 billion of revenues for 2024 primarily driven by guaranty fees on the company’s $4.1 trillion guaranty book of business:
•$24.4 billion of single-family revenues generated from a $3.6 trillion conventional guaranty book with an average charged guaranty fee of 47.6 basis points. 77% of the underlying mortgages in the single-family guaranty book were below a 5% interest rate.
•$4.7 billion of multifamily revenues generated from a $499.7 billion guaranty book with an average charged guaranty fee of 74.4 basis points.

•
Key credit characteristics of the company’s guaranty book of business as of December 31, 2024:
•Single-family conventional guaranty book had a weighted-average mark-to-market loan-to-value ratio of 50%, a weighted-average FICO credit score at origination of 753, and a serious delinquency rate of 0.56%.
•Multifamily guaranty book had a weighted-average origination loan-to-value ratio of 63%, a weighted-average debt service coverage ratio of 2.0, and a serious delinquency rate of 0.57%.

•
Credit enhancements as of December 31, 2024:
•46% of the company’s single-family guaranty book was covered by one or more forms of credit enhancement, including 21% covered by mortgage insurance, which generally has a first loss position.
•Approximately 99% of the company’s multifamily guaranty book was subject to lender loss-sharing agreements, and 31% was covered by a multifamily credit risk transfer transaction.

Fourth Quarter and Full Year 2024 Results	2

Single-Family Business Financial Results

(Dollars in millions)	2024	2023	Variance	% Change	Q424	Q324	Variance	% Change
Net interest income	$24,130	$24,229	$(99)	— %*	$6,029	$6,131	$(102)	(2)%
Fee and other income	245	205	40	20%	91	48	43	90%
Net revenues	24,375	24,434	(59)	— %*	6,120	6,179	(59)	(1)%
Benefit (provision) for credit losses	938	2,165	(1,227)	(57)%	(396)	451	(847)	NM
Fair value gains (losses), net	1,745	1,231	514	42%	815	(8)	823	NM
Investment gains (losses), net	(53)	(41)	(12)	(29)%	(5)	9	(14)	NM
Non-interest expense:
Administrative expenses	(3,000)	(2,858)	(142)	(5)%	(776)	(732)	(44)	(6)%
Legislative assessments	(3,719)	(3,699)	(20)	(1)%	(934)	(936)	2	— %*
Credit enhancement expense	(1,349)	(1,281)	(68)	(5)%	(327)	(336)	9	3%
Change in expected credit enhancement recoveries	(134)	(310)	176	57%	—	(45)	45	100%
Other expenses, net	(683)	(851)	168	20%	(172)	(178)	6	3%
Total non-interest expense	(8,885)	(8,999)	114	1%	(2,209)	(2,227)	18	1%
Income before federal income taxes	18,120	18,790	(670)	(4)%	4,325	4,404	(79)	(2)%
Provision for federal income taxes	(3,690)	(3,935)	245	6%	(871)	(890)	19	2%
Net income	$14,430	$14,855	$(425)	(3)%	$3,454	$3,514	$(60)	(2)%

Average charged guaranty fee on new conventional acquisitions, net of TCCA fees	54.1 bps	53.2 bps	0.9 bps	2%	56.3 bps	54.1 bps	2.2 bps	4%
Average charged guaranty fee on conventional guaranty book of business, net of TCCA fees	47.6 bps	46.9 bps	0.7 bps	1%	47.9 bps	47.7 bps	0.2 bps	— %*
NM - Not meaningful
* Represents less than 0.5%

Single-Family Key Business Highlights

•
Single-family conventional acquisition volume was $326.0 billion in 2024, compared with $316.0 billion in 2023. Purchase acquisition volume, of which approximately half was for first-time homebuyers, decreased slightly to $269.9 billion in 2024 from $272.8 billion in 2023. Refinance acquisition volume was $56.1 billion in 2024, an increase from $43.2 billion in 2023.

•
The average single-family conventional guaranty book of business decreased by $8.2 billion to $3,626.2 billion in 2024, compared with 2023, driven by loan paydowns and liquidations outpacing acquisitions in 2024. The overall credit characteristics of the single-family conventional guaranty book of business remained strong, with a weighted-average mark-to-market loan-to-value ratio of 50% and a weighted-average FICO credit score at origination of 753 as of December 31, 2024.

•
The average charged guaranty fee, net of TCCA fees, on the single-family conventional guaranty book increased slightly to 47.6 basis points in 2024. The average charged guaranty fee on newly acquired single-family conventional loans, net of TCCA fees, increased to 54.1 basis points in 2024 primarily as a result of higher base guaranty fees charged on new acquisitions.

•
The single-family serious delinquency rate increased to 0.56% as of December 31, 2024 from 0.55% as of December 31, 2023. Single-family seriously delinquent loans are loans that are 90 days or more past due or in the foreclosure process.

Fourth Quarter and Full Year 2024 Results	3

Multifamily Business Financial Results

(Dollars in millions)	2024	2023	Variance	% Change	Q424	Q324	Variance	% Change
Net interest income	$4,618	$4,544	$74	2%	$1,153	$1,144	$9	1%
Fee and other income	76	70	6	9%	24	18	6	33%
Net revenues	4,694	4,614	80	2%	1,177	1,162	15	1%
Benefit (provision) for credit losses	(752)	(495)	(257)	(52)%	75	(424)	499	NM
Fair value gains (losses), net	76	73	3	4%	27	60	(33)	(55)%
Investment gains (losses), net	15	(12)	27	NM	(5)	3	(8)	NM
Non-interest expense:
Administrative expenses	(619)	(587)	(32)	(5)%	(171)	(152)	(19)	(13)%
Legislative assessments	(47)	(46)	(1)	(2)%	(15)	(12)	(3)	(25)%
Credit enhancement expense	(292)	(231)	(61)	(26)%	(79)	(75)	(4)	(5)%
Change in expected credit enhancement recoveries	328	117	211	180%	5	134	(129)	(96)%
Other expenses, net	(254)	(267)	13	5%	(160)	(47)	(113)	NM
Total non-interest expense	(884)	(1,014)	130	13%	(420)	(152)	(268)	(176)%
Income before federal income taxes	3,149	3,166	(17)	(1)%	854	649	205	32%
Provision for federal income taxes	(601)	(613)	12	2%	(178)	(119)	(59)	(50)%
Net income	$2,548	$2,553	$(5)	— %*	$676	$530	$146	28%

Average charged guaranty fee rate on multifamily guaranty book of business, at period end	74.4 bps	76.1 bps	(1.7) bps	(2)%	74.4 bps	75.1 bps	(0.7) bps	(1)%
NM - Not meaningful
* Represents less than 0.5%

Multifamily Key Business Highlights

•
New multifamily business volume was $55.1 billion in 2024, compared with $52.9 billion in 2023. Multifamily business volumes increased in 2024 compared with 2023, reflecting increased market activity in the fourth quarter of 2024.

•	The multifamily guaranty book of business grew 6.2% in 2024 to $499.7 billion, driven by the company’s acquisitions combined with low prepayment volumes due to the high interest rate environment.

•
The average charged guaranty fee on the multifamily guaranty book of business declined by 1.7 basis points in 2024 to 74.4 basis points as of December 31, 2024, due to lower average charged fees on the company’s 2024 acquisitions as compared with the existing loans in the multifamily guaranty book of business.

•
The multifamily serious delinquency rate increased to 0.57% as of December 31, 2024 from 0.46% as of December 31, 2023, primarily due to a portfolio of approximately $600 million of adjustable-rate conventional loans that became seriously delinquent in the third quarter of 2024. Multifamily seriously delinquent loans are loans that are 60 days or more past due.

Fourth Quarter and Full Year 2024 Results	4

Additional Matters

Fannie Mae’s Consolidated Balance Sheets and Consolidated Statements of Operations and Comprehensive Income for the full year of 2024 are available in the accompanying Annex; however, investors and interested parties should read the company’s annual report on Form 10-K for the year ended December 31, 2024 (“2024 Form 10-K”), which was filed today with the Securities and Exchange Commission and is available on Fannie Mae’s website, www.fanniemae.com. The company provides further discussion of its financial results and condition, credit performance, and other matters in its 2024 Form 10-K. Additional information about the company’s financial and credit performance is contained in Fannie Mae’s “Q4 and Full Year 2024 Financial Supplement” at www.fanniemae.com.

# # #

Fannie Mae provides website addresses in its news releases solely for readers’ information. Other content or information appearing on these websites is not part of this release.

Fannie Mae advances equitable and sustainable access to homeownership and quality, affordable rental housing for millions of people across America. We enable the 30-year fixed-rate mortgage and drive responsible innovation to make homebuying and renting easier, fairer, and more accessible. To learn more, visit fanniemae.com.

Fourth Quarter and Full Year 2024 Results	5

ANNEX
FANNIE MAE
(In conservatorship)
Consolidated Balance Sheets
(Dollars in millions)

	As of December 31,
	2024	2023
ASSETS
Cash and cash equivalents	$38,853	$35,817
Restricted cash and cash equivalents (includes $31,893 and $25,836, respectively, related to consolidated trusts)	39,958	32,889
Securities purchased under agreements to resell	15,975	30,700
Investments in securities, at fair value	79,197	53,116
Mortgage loans:
Loans held for sale, at lower of cost or fair value	373	2,149
Loans held for investment, at amortized cost:
Of Fannie Mae	50,053	48,199
Of consolidated trusts	4,095,287	4,094,013
Total loans held for investment (includes $3,744 and $3,315, respectively, at fair value)	4,145,340	4,142,212
Allowance for loan losses	(7,707)	(8,730)
Total loans held for investment, net of allowance	4,137,633	4,133,482
Total mortgage loans	4,138,006	4,135,631
Advances to lenders	1,825	1,389
Deferred tax assets, net	10,545	11,681
Accrued interest receivable (includes $10,666 and $10,132, respectively, related to consolidated trusts)	11,364	10,724
Other assets	14,008	13,490
Total assets	$4,349,731	$4,325,437
LIABILITIES AND EQUITY
Liabilities:
Accrued interest payable (includes $10,858 and $10,212, respectively, related to consolidated trusts)	$11,585	$10,931
Debt:
Of Fannie Mae (includes $385 and $761, respectively, at fair value)	139,422	124,065
Of consolidated trusts (includes $13,292 and $14,343, respectively, at fair value)	4,088,675	4,098,653
Other liabilities (includes $1,699 and $1,713, respectively, related to consolidated trusts)	15,392	14,106
Total liabilities	4,255,074	4,247,755
Commitments and contingencies (Note 17)	—	—
Fannie Mae stockholders’ equity:
Senior preferred stock (liquidation preference of $212,029 and $195,224, respectively)	120,836	120,836
Preferred stock, 700,000,000 shares are authorized—555,374,922 shares issued and outstanding	19,130	19,130
Common stock, no par value, no maximum authorization—1,308,762,703 shares issued and 1,158,087,567 shares outstanding	687	687
Accumulated deficit	(38,625)	(55,603)
Accumulated other comprehensive income	29	32
Treasury stock, at cost, 150,675,136 shares	(7,400)	(7,400)
Total stockholders’ equity	94,657	77,682
Total liabilities and equity	$4,349,731	$4,325,437

See Notes to Consolidated Financial Statements in the 2024 Form 10-K

Fourth Quarter and Full Year 2024 Results	6

FANNIE MAE
(In conservatorship)
Consolidated Statements of Operations and Comprehensive Income
(Dollars in millions, except per share amounts)

	For the Year Ended December 31,
	2024	2023	2022
Interest income:
Investments in securities	$3,916	$4,158	$1,828
Mortgage loans	144,152	133,234	117,813
Other	2,498	2,322	656
Total interest income	150,566	139,714	120,297
Interest expense:
Short-term debt	(595)	(672)	(76)
Long-term debt	(121,223)	(110,269)	(90,798)
Total interest expense	(121,818)	(110,941)	(90,874)
Net interest income	28,748	28,773	29,423
Benefit (provision) for credit losses	186	1,670	(6,277)
Net interest income after benefit (provision) for credit losses	28,934	30,443	23,146
Fair value gains (losses), net	1,821	1,304	1,284
Investment gains (losses), net	(38)	(53)	(297)
Fee and other income	321	275	312
Non-interest income	2,104	1,526	1,299
Non-interest expense:
Salaries and employee benefits	(2,004)	(1,906)	(1,671)
Professional services, technology, and occupancy	(1,615)	(1,539)	(1,526)
Legislative assessments	(3,766)	(3,745)	(3,788)
Credit enhancement expense	(1,641)	(1,512)	(1,323)
Change in expected credit enhancement recoveries	194	(193)	727
Other expenses, net	(937)	(1,118)	(631)
Total non-interest expense	(9,769)	(10,013)	(8,212)
Income before federal income taxes	21,269	21,956	16,233
Provision for federal income taxes	(4,291)	(4,548)	(3,310)
Net income	16,978	17,408	12,923
Other comprehensive income (loss)	(3)	(3)	(3)
Total comprehensive income	$16,975	$17,405	$12,920
Net income	$16,978	$17,408	$12,923
Dividends distributed or amounts attributable to senior preferred stock	(16,975)	(17,405)	(12,920)
Net income attributable to common stockholders	$3	$3	$3
Earnings per share:
Basic	$0.00	$0.00	$0.00
Diluted	0.00	0.00	0.00
Weighted-average common shares outstanding:
Basic	5,867	5,867	5,867
Diluted	5,893	5,893	5,893

See Notes to Consolidated Financial Statements in the 2024 Form 10-K

Fourth Quarter and Full Year 2024 Results	7